EXHIBIT 99.1

Laredo Oil Receives Authorization to Proceed with Project

Austin, Texas, October 1, 2012 – Laredo Oil, Inc. (“Laredo Oil”) (OTCBB: LRDC) announced today that Stranded Oil Resources Corporation (“SORC”) has approved  commencement of an Enhanced Oil Recovery (“EOR”) project under its licensing agreement with Laredo Oil.  Laredo Oil will manage the project on behalf of SORC, which will increase the aggregate management fee payable to Laredo Oil by $17,083 per month under its management services agreement with SORC.

Mark See, Chairman and CEO of Laredo Oil, stated that, “After six months of pre-construction activities, SORC has completed its coring, stratigraphic drilling and engineering activities to confirm the characteristics of a field. Upon review of such activities and additional data, the SORC Board of Directors has authorized Laredo Oil to proceed with the project.”

ABOUT LAREDO OIL, INC.

Laredo Oil, Inc. (www.laredo-oil.com) is a management services company specializing in EOR techniques targeting mature and declining oil fields.  In its relationship with SORC, Laredo Oil plans to use its distinctive EOR model to profitably recover stranded oil. The common stock of Laredo Oil is listed on the OTC Bulletin Board under the symbol, “LRDC”.

FORWARD-LOOKING STATEMENTS

This press release and the statements made by Laredo Oil, Inc. in this press release may be forward-looking in nature and are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995.  Such forward-looking statements describe Laredo Oil’s future plans, projections, strategies and expectations, and may be identified by words such as “expects”, “anticipates”, “intends”, “plans”, “believes”, “seeks”, “estimates” or the negative versions of those words or other words of similar meaning.  These forward-looking statements are based on assumptions and involve a number of risks, uncertainties, situations and other factors that may cause the actual results, level of activity, performance or achievements of Laredo Oil  or the oil industry to be materially different from any future results, level of activity, performance or achievements expressed or implied by these statements.  These factors include changes in interest rates, market competition, changes in the local and national economies, and various other factors detailed from time to time in the reports filed with, or furnished to, the U.S. Securities and Exchange Commission, including its Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K.  Laredo Oil undertakes no obligation to update publicly any forward-looking statements to reflect new information, events or circumstances after the date hereof to reflect the occurrence of unanticipated events.

Contact:
Bradley E. Sparks, Chief Financial Officer
Laredo Oil, Inc.
(512) 279-7870
info@laredo-oil.com